EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated July 22, 1999 on the statements of condition and related bond portfolios of Van Kampen Focus Portfolios, Municipal Series 320 as of July 22, 1999 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.




                                                              GRANT THORNTON LLP

                                                               Chicago, Illinois
                                                                   July 22, 1999